Exhibit 10.4

Confidential Treatment Requested by The Telx Group, Inc.

AGREEMENT OF SUBLEASE

THIS AGREEMENT OF SUBLEASE (this “Agreement”), made and entered into as of the 14 day of July, 2006, between XO COMMUNICATIONS SERVICES, INC., a Delaware corporation, with offices located at 11111 Sunset Hills Road, Reston, Virginia 20190 (“Sublandlord”), and COLO PROPERTIES, INC. a Delaware corporation, with offices located at 17 State Street, 33rd Floor, New York, New York 10004 (“Subtenant”).

W I T N E S S E T H:

WHEREAS, pursuant to an Agreement of Lease (the “Original Overlease”), dated as of December 15, 1997, Hudson Telegraph Associates (“Hudson Associates”), as landlord, leased to Nextlink New York LLC (“Nextlink LLC”), as tenant, a portion of the thirteenth (13th) floor in the building (the “Building”) known as 60 Hudson Street, New York, New York;

WHEREAS, the Original Overlease was amended pursuant to (i) an Amendment of Lease, dated as of December 15, 1997, between Hudson Associates, as landlord, and Nextlink LLC, as tenant, (ii) a Second Amendment of Lease, dated as of June 30, 1998, between Hudson Associates, as landlord, and Nextlink LLC, as tenant, (iii) a Third Amendment of Lease, dated as of June 10, 1999, between Hudson Telegraph Associates, L.P. (“Overlandlord”), as successor-in-interest to Hudson Associates, as landlord, and Nextlink LLC, as tenant (the “Third Amendment”), (iv) a Fourth Amendment of Lease, dated as of November 12, 2001, between Overlandlord, as landlord, and XO New York, Inc., successor-in-interest to Nextlink LLC, as tenant and (v) a Fifth Amendment of Lease, dated as of December 1, 2005, between Overlandlord, as Landlord, and Sublandlord, as Tenant (the Original Overlease, as so amended, being referred to herein as the “Overlease”);

WHEREAS, pursuant to the Third Amendment, Overlandlord leased to Sublandlord additional space in the Building located on the ninth (9th) floor of the Building (the “Ninth Floor Premises”); and

WHEREAS, Sublandlord, as successor-in-interest to XO New York, Inc. desires to sublease to Subtenant, and Subtenant desires to hire and take from Sublandlord, that certain portion of the Ninth Floor Premises depicted on Exhibit “A” attached hereto and made a part hereof, consisting of approximately Thirteen Thousand (13,000) square feet of rentable area (such portion of the Ninth Floor Premises depicted on Exhibit “A” being referred to herein as the “Premises”; the portion of the Ninth Floor Premises not being subleased to Subtenant being referred to herein as the “Retained Ninth Floor Premises”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and obligations herein contained, the parties hereby agree as follows:

1. Premises/Term/Consent.

(a) Sublandlord hereby subleases the Premises to Subtenant, and Subtenant hereby hires and takes the Premises from Sublandlord, for a term (the “Term”) commencing on

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the date upon which Overlandlord delivers a fully signed Consent (as hereinafter defined) to each of Sublandlord and Subtenant (such date being referred to herein as the “Commencement Date”) and expiring on May 13, 2013 (the “Fixed Expiration Date”), unless sooner terminated as provided herein or pursuant to applicable laws.

(b) Subtenant hereby acknowledges and agrees that this Agreement is subject to and conditioned upon obtaining the written consent of Overlandlord as provided in the Overlease, which consent shall be in the standard form that Overlandlord customarily delivers for its consent to a subletting in the Building (the “Consent”), and which Consent shall otherwise be reasonably acceptable to Sublandlord and Subtenant. Sublandlord shall reasonably cooperate with Subtenant, at Subtenant’s sole cost and expense, in the procurement of the Consent.

2. Rent

(a) The term “Rent Commencement Date” means the one hundred eightieth (180th) day after the Commencement Date. If the Rent Commencement Date does not occur on the first (1st) day of a calendar month, or if the Fixed Expiration Date does not occur on the last day of a calendar month, as the case may be, then the monthly installment of Fixed Rent or any monthly installment of Additional Rent (as hereinafter defined), as the case may be, due in respect of such calendar month shall be appropriately prorated based upon the number of days occurring in such month.

(b) The term “Fixed Rent” means the following for those periods listed below:

PERIOD	MONTHLY BASE RENT	ANNUAL BASE RENT
Rent Commencement Date – 4/30/07	[***]	[***]
5/1/07 – 4/30/08	[***]	[***]
5/1/08 – 4/30/09	[***]	[***]
5/1/09 – 4/30/10	[***]	[***]
5/1/10 – 4/30/11	[***]	[***]
5/1/11 – 4/30/12	[***]	[***]
5/1/12 – 5/14/13	[***]	[***]

(c) Subtenant shall, without further demand or other notice, and without set-off, deduction or abatement, except as expressly permitted herein, pay Sublandlord the Fixed Rent commencing on the Rent Commencement Date (in respect of the first (1st) installment of Fixed Rent due hereunder), and thereafter on the first day of each month occurring during the Term, and any other amounts due under this Agreement (such other amounts being referred to herein as “Additional Rent”) when such amounts are due, all in lawful money of the United States, by check drawn on a bank which is a member of the New York Clearing House Association to “XO Communications” and delivered to P.O. Box 223256, Pittsburgh, PA 15251-2258 or at such other address as Sublandlord may from time to time designate by notice to Subtenant. For the purposes of this Agreement, Subtenant is obligated to pay that portion of any amount properly charged to Sublandlord under the Overlease as is properly applicable to the Premises.

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[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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(d) The Fixed Rent, Additional Rent, and all other costs, charges and sums payable by Subtenant hereunder (collectively, “Rental”), constitute rent under this Agreement.

(e) Subtenant’s liability for the payment of any and all items of Rental accruing during the Term, and Sublandlord’s obligation to refund overpayments of or adjustments to any item of Rental paid to it by Subtenant, shall survive the expiration or sooner termination of this Agreement.

(f) In the case of the payment of any Additional Rent which is not due on a regular basis on the first day of the month, Sublandlord shall give Subtenant notice of the due date and amount thereof promptly after its receipt of an invoice from Landlord, and Subtenant shall make payments to Sublandlord in each case within ten (10) days after its receipt of such notice.

3. Taxes. Commencing on the Commencement Date and throughout the Term, Subtenant shall pay to Sublandlord Subtenant’s share (“Subtenant’s Proportionate Share”) of the Real Estate Taxes payable by Sublandlord to Overlandlord solely in respect of the Ninth Floor Premises in accordance with the terms of the Overlease, which Subtenant’s Proportionate Share shall be forty three point three three percent (43.33%). Subtenant shall pay Subtenant’s Proportionate Share of Taxes to Sublandlord (whether estimated or actual Real Estate Taxes as provided in said Article 44 of the Overlease) on or prior to thirty (30) days after the date Sublandlord delivers to Subtenant a copy of the applicable Tax Statement rendered by Overlandlord to Sublandlord on account of Real Estate Taxes, together with a copy of any actual tax bill annexed to such Tax Statement. Subtenant shall not be required to make any payments on account of actual Real Estate Taxes to Sublandlord earlier than thirty (30) days prior to the date the corresponding payment of Real Estate Taxes is due to the applicable governmental authority. Promptly after Subtenant’s request, Sublandlord shall request Overlandlord to deliver to Sublandlord a copy of the actual tax bill used to prepare any particular Tax Statement, and Sublandlord shall promptly give a copy of such tax bill to Subtenant following Sublandlord’s receipt thereof. Within thirty (30) days after Sublandlord’s receipt of any refunds on account of Real Estate Taxes paid by Overlandlord to Sublandlord in respect of the Ninth Floor Premises, Sublandlord shall pay to Subtenant Subtenant’s Proportionate Share of such refund. Sublandlord acknowledges that Sublandlord is not required pursuant to the Overlease to make Utilities Payments or payments on account of Expense Escalations with respect to the Ninth Floor Premises, and, accordingly, Subtenant shall not be required to make any payments to Sublandlord on account of Utilities Payments or Expense Escalations. For the purposes of this Agreement, Additional Rent includes Subtenant’s Proportionate Share of Real Estate Taxes.

4. Electricity. Subtenant shall install a separate submeter, at Subtenant’s cost and expense, no later than ninety (90) days after the Commencement Date to measure Subtenant’s usage of electricity in the Premises. Subtenant shall pay to Sublandlord on or prior to Sublandlord’s rendition of a statement therefor, Subtenant’s share of the electricity bill rendered by Overlandlord to Sublandlord from time to time on account of electricity furnished to the Ninth Floor Premises, based upon Subtenant’s consumption of electricity in the Premises, as measured by the separate submeter. For the period prior to the installation of the separate submeter, Subtenant shall pay one-half of the costs of the electricity usage. Any statement rendered by Sublandlord to Subtenant on account of electricity shall have annexed thereto

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documentation that reasonably substantiates the charges set forth thereon. Subtenant has the right to draw up to 600 amps at 480 volts of electricity for its use in the Premises. For the purposes of this Agreement, Additional Rent includes Subtenant’s share of electrical furnished to the Premises. The supply of electrical service to the Premises and to the Retained Ninth Floor Premsies, including back-up generator power, is as set forth in the attached Exhibit A-l. In the event that Subtenant requires electrical service in excess of the above-mentioned limits, Subtenant acknowledges and agrees that Subtenant shall obtain such excess electrical service, from or through Overlandlord or directly from the electrical utility, at Subtenant’s sole cost and expense.

5. Use/Condition of Premises/Subtenant’s Work/Use of Common Areas and Equipment/Conduits.

(a) Subtenant shall use and occupy the Premises solely for communications network colocation, operations and interconnection facility, as may be limited in the Overlease and by the Consent, and in accordance with the uses permitted under applicable zoning regulations, and shall not use the Premises for any other purpose. Subtenant shall not use or occupy the Premises for any unlawful purpose.

(b) Subtenant has examined the Premises, is aware of the physical condition thereof, and, Subtenant agrees to take the Premises in its “as is” condition on the Commencement Date. Subtenant acknowledges and agrees that (i) Sublandlord has not made and does not make any representations or warranties of any kind whatsoever as to the physical condition of the Premises, the use to which the Premises may be put, or any other matter or thing affecting or relating to the Premises, except as specifically set forth in this Agreement; (ii) Sublandlord has no obligation whatsoever to perform any work in order to prepare the Premises for Subtenant’s occupancy thereof pursuant to this Agreement except to deliver vacant and exclusive possession of the Premises in broom clean condition on the Commencement Date; (iii) in no event whatsoever is Sublandlord to be liable for any latent defects in the Premises or in any of its contents; (iv) Acceptance of the Premises by Subtenant is to be construed as recognition that the Premises are in a good state of repair and in sanitary condition; and (v) Except for Sublandlord’s gross negligence or willful misconduct or Sublandlord’s failure to perform its obligations under the Overlease or this Agreement, Sublandlord is not liable for any losses or damages incurred by Subtenant due to the failure by Overlandlord to provide for or the failure of operation of the heating, cooling or other utility equipment or due to the necessity of repair of same.

(c) Sublandlord shall, at Subtenant’s sole cost and expense, not later than ninety (90) days after the Commencement Date, construct a demising wall to separate the Premises from the Retained Ninth Floor Premises, which demising wall is described and depicted on the annexed Exhibit “A” and Schedule “I” attached hereto and made a part hereof. Subtenant hereby grants Sublandlord the right of access to the Premises for purposes of constructing such demising wall and consents to Sublandlord performing such construction during business hours. Subtenant shall have the right, without obtaining Sublandlord’s consent, to place a sign identifying Subtenant (or any of its approved subtenants, assignees or licensees) on the entrance door to the Premises that does not open into the common corridor located on the ninth (9th) floor of the Building.

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(d) During the Term on all days at all times and at no additional Rental to Subtenant, Sublandlord shall grant Subtenant access to the portions of the Retained Ninth Floor Premises denoted as “common area” on Exhibit “A” attached hereto (such portions of the Retained Ninth Floor Premises being referred to herein as “Common Areas”), to maintain, operate, repair and replace certain of the Assets (as defined in Section 23 below), which, following the Commencement Date, shall continue to be located in the Common Areas. Sublandlord, at Sublandlord’s cost and expense, shall keep the Common Areas (but not any Subtenant equipment contained therein) in broom clean and good condition. Such access is to be appointment, upon prior written notice. Subtenant shall use reasonable efforts to safeguard Sublandlord’s fixtures, equipment and any other property located in the Common Areas in connection with Subtenant’s right to access the Common Areas and shall, at Subtenant’s expense, promptly repair any damage caused to the Common Areas or Sublandlord’s property contained therein caused by Subtenant, its employees, agents or contractors. Sublandlord shall use reasonable efforts to safeguard Subtenant’s fixtures, equipment and any other property located in the Common Areas and shall, at Sublandlord’s expense, promptly repair any damage caused to the Common Areas or Subtenant’s Property contained therein caused by Sublandlord, its employees, agents or contractors. Sublandlord and Subtenant shall reasonably cooperate with one another with respect to the use and condition of the Common Areas and with respect to identifying any upgrades or modifications to the Common Areas and/or the equipment contained therein that would make the use of the Common Areas more beneficial for each party (it being agreed that if Sublandlord and Subtenant mutually agree to upgrade and/or modify the Common Areas as aforesaid, then Sublandlord and Subtenant shall share equally in the costs of any such upgrades and/or modifications).

(e) From and after the Commencement Date, Subtenant, at Subtenant’s cost and expense, shall maintain, repair and replace, to the extent necessary, the Asset comprised of the generator which is located in the Common Area and which is depicted in Exhibit B (such generator, the “BE2 Generator”). From and after the Commencement Date, Sublandlord, at Sublandlord’s cost and expense, shall continue to maintain and repair the fuel tank, fuel pump, fuel risers and related risers and certain electrical boxes, on the terms and subject to the conditions contained in the Joint Management Agreement, to be entered into by and between Sublandlord and Subtenant (and Sublandlord and Subtenant agree to act reasonably in the negotiation and signing of such agreement). Sublandlord has no obligation whatsoever to maintain or repair any Asset listed in Exhibit B. At the end of the term of this Agreement, Subtenant shall own the BE2 Generator, and shall remove it from the Premises.

(f) Notwithstanding any other provision to the contrary, for a period of ninety (90) days after the Commencement Date, Sublandlord, at Sublandlord’s cost and expense, shall have the right to access the Premises in order to relocate Sublandlord’s existing customers and their equipment from the Premises (such period of time being referred to herein as the “Relocation Period”). Any access and relocation by Sublandlord during the Relocation Period shall be at no cost to Sublandlord, except to the extent Sublandlord causes any damage to the Premises or Subtenant’s property, in which event Sublandlord shall reimburse Subtenant promptly after request therefor for the reasonable, out-of-pocket costs incurred by Subtenant to repair any such damage. During such Relocation Period, and until such time as all such equipment is removed from the Premises, Subtenant shall not, directly or indirectly, or in any

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way whatsoever, augment, change, modify, damage, interfere with, or in any way hinder or alter any of the Sublandlord’s or Sublandlord’s customer’s equipment in the Premises, and in the event that Subtenant breaches this obligation, Subtenant shall reimburse Sublandlord promptly after request therefor for the reasonable, out-of-pocket costs incurred by Sublandlord in respect of such breach.

(g) For as long during the term of this Agreement as Sublandlord continues to use the conference room space depicted on Exhibit “A” attached hereto as a conference room, Sublandlord, at no additional charge to Subtenant, shall permit Subtenant to use the conference room for meetings, both internal and for customers and other third-parties, at reasonable times on business days as long as such conference room is not at such time being used by Sublandlord for storage of customer equipment, for other technical purposes, or for employee-related purposes, such use by Subtenant to be by appointment, approved in advance by Sublandlord.

(h) Subtenant, at Subtenant’s cost and expense, shall install a separate fire suppression system valve to serve the Premises, which Installation shall include increasing preventative maintenance inspections to maximum industry standards, which installation is subject to Subtenant’s obtaining Overlandlord’s consent if required under the Overlease, and which installation is subject to all local and state laws and codes, and the approvals of all authorities with jurisdiction over such fire suppression systems and components. Following the installation of such separate fire suppression system, Subtenant shall provide Sublandlord with copies of all official reports resulting from fire inspections.

(i) Upon request from Subtenant, Sublandlord shall request from Overlandlord, in accordance with the applicable terms of the Overlease, additional conduits to service Subtenant’s needs in the Premises. Subtenant shall pay for any additional conduits and shall maintain and repair any such conduits in accordance with the terms of this Agreement.

(j) Subtenant acknowledges that upon the commencement of this Sublease, the Retained Ninth Floor Premises is to be without HVAC service until such time as Sublandlord constructs and installs an HVAC system in the Retained Ninth Floor Premises. Accordingly, Subtenant acknowledges and agrees that for a reasonable period of time, in no event less than ninety (90) days following the Commencement Date, during which time Sublandlord is constructing and installing the HVAC system in the Retained Ninth Floor Premises, Subtenant shall not, directly or indirectly, or in any way whatsoever, augment, change, modify, interfere with, or in any way hinder or alter the configuration or operation of the HVAC system in the Premises. Until such time as Sublandlord completes the construction and installation of the HVAC system for the Retained Ninth Floor Premises, Sublandlord shall remain responsible for the maintenance of the HVAC system in the Premises, and Sublandlord have the right to access the Premises in order to perform such maintenance.

(k) Subtenant acknowledges and agrees that Subtenant has no rights whatsoever to tie into or use the condenser water piping that runs through the Premises, and that in the event that Subtenant requires condenser water for any reason, Subtenant shall contract with Overlandlord to obtain such condenser water at Subtenant’s sole cost and expense. Subtenant shall ensure that any such condenser water services obtained from Overlandlord shall in no way affect or impact the condenser water services currently running through the Premises. Subtenant hereby grants Sublandlord the right of access to the Premises, upon prior written notice, for the purposes of maintenance of the condenser water pipes.

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(1) Subtenant acknowledges and agrees that Sublandlord has full rights to use the fiber riser within the Premises, and to run additional fiber conduits through the Premises for Sublandlord’s use. Sublandlord is not obligated to pay Subtenant for such rights, however Sublandlord is responsible for the installation and maintenance costs in respect of the use of these rights. Subtenant hereby grants Sublandlord the right of access to the Premises, upon prior written notice, for purposes of installation and maintenance of such fiber riser and fiber conduits.

(m) Sublandlord, at no additional charge to Subtenant, shall permit Subtenant to access the Generator Room depicted on Exhibit “A” by appointment only, approved in advance by Sublandlord.

(n) Sublandlord, at no additional charge to Subtenant, shall permit Subtenant to access the AC Service Room depicted on Exhibit “A” by appointment only, approved in advance by Sublandlord.

6. The Overlease.

(a) To the extent, and only to the extent necessary to give effect to the intent and provisions of this Agreement, those terms, covenants, conditions and provisions in the Overlease that are necessary to give effect to the intent and provision of this Agreement are hereby incorporated in, and made a part of, this Agreement, and such rights and obligations as are contained in the Overlease are hereby imposed upon the respective parties hereto, Sublandlord herein being substituted for references to Landlord contained in the Overlease, and Subtenant herein being substituted for references to Tenant contained in the Overlease.

(b) If any term or provision of this Agreement shall conflict with, or be inconsistent with, any term or provision contained in the Overlease, then this Agreement shall govern, unless such term or provision would constitute a default under or breach of the Overlease, in which case the Overlease will govern.

7. Right of First Offer.

(a) Sublandlord shall not lease, sublease, license, or assign to any person or entity (“Person”), or to in any other way permit any Person to occupy, during the term of the Overlease (as the term may be extended or renewed) all or any portion of the Retained Ninth Floor Premises without first instituting the procedure described in, and subject to the limitations set forth in, this Article 7. Sublandlord represents and warrants that by virtue of its execution and delivery of this Agreement, any successor to Sublandlord’s interest in the Overlease or this Agreement, by operation of law or otherwise, shall be bound by the provisions of this Article 7. Sublandlord represents and warrants to Subtenant that, as of the date hereof, no Person other than Overlandlord has the right to lease the Retained Ninth Floor Premises (it being acknowledged that, pursuant to the Overlease, Overlandlord has a right of recapture with respect to any assignment of Sublandlord’s interest in the Overlease or any subletting of all or any part of the Retained Ninth Floor Premises).

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(b) If Sublandlord intends to lease or license all or any portion of the Retained Ninth Floor Premises, then Sublandlord shall first give Subtenant written notice thereof, which notice shall set forth the date that Sublandlord reasonably expects that the Retained Ninth Floor Premises will be vacant and available for Subtenant’s occupancy (such date designated by Sublandlord being referred to herein as the “Retained Ninth Floor Premises Commencement Date”) and identifies the portion of the Retained Ninth Floor Premises that is available (if less than all of the Retained Ninth Floor Premises). The Retained Ninth Floor Premises Commencement Date shall not be less than sixty (60) days after the date that Sublandlord gives the aforesaid notice to Subtenant.

(c) Subject to the terms of this Article 7, Tenant shall have the option (the “Option”) to lease the Retained Ninth Floor Premises (or the applicable portion thereof) for a term commencing on the Retained Ninth Floor Premises Commencement Date and expiring on the Expiration Date by giving notice thereof (the “Response Notice”) to Sublandlord not later than the tenth (10th ) day after the date that Sublandlord gives its notice to Subtenant. If Subtenant exercises the Option in accordance with the provisions of this Article 7, then, on the Retained Ninth Floor Premises Commencement Date, the Retained Ninth Floor Premises (or the applicable portion thereof) shall become a part of the Premises on the terms and conditions contained herein, except that (i) the Subtenant’s Proportionate Share shall be increased by that percentage that the additional Premises is of the total of the Premises and Retained Ninth Floor Premises, (ii) the Fixed Rent shall be increased on the Retained Ninth Floor Premises Commencement Date by an amount equal to the then Fixed Rent per rentable square foot for the Premises (other than the Retained Ninth Floor Premises or the applicable portion thereof leased by Subtenant hereunder) multiplied by the number of square feet of rentable area of the Retained Ninth Floor Premises leased by Subtenant pursuant to this Article 7, and (iii) within a reasonable period of time after Subtenant’s exercise of the Option, Sublandlord and Subtenant shall mutually agree upon a reasonable amount to be paid by Subtenant to Sublandlord for any assets that are located in the Retained Ninth Floor Premises (or portion thereof) subleased by Subtenant and that are purchased by Subtenant in connection with such subleasing.

8. Alterations. Except as referenced in Article 5(c) above, Subtenant shall not make any alterations, installations, improvements, additions or other physical changes in or about the Premises (“Subtenant Alterations”) without first obtaining the written consent of Sublandlord and, to the extent required by the Overlease, of Overlandlord, with respect thereto. Sublandlord agrees to cooperate with Subtenant, at no cost to Sublandlord, in order to obtain such consent, including, without limitation, submitting plans and specifications on behalf of Subtenant. Subtenant shall perform all Subtenant Alterations, including those alternations referenced in Article 5(c) above, at Subtenant’s sole cost and expense, and in accordance with the applicable provisions of the Overlease and the written consent of Sublandlord, and if applicable, Overlandlord.

9. Covenants, Representations and Warranties with Respect to the Overlease.

(a) Neither Subtenant nor Sublandlord shall do anything that would constitute a default under the Overlease or omit to do anything that Subtenant or Sublandlord is obligated to do under the terms of this Agreement so as to cause there to be a default under the Overlease.

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(b) The time limits set forth in the Overlease for the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are changed for the purpose of this Agreement, by lengthening or shortening the same in each instance, as appropriate, so that notices may be given, demands, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublandlord or Subtenant, as the case may be (and each party covenants that it will do so), within three (3) days prior to the expiration of the time limit, taking into account the maximum notice and cure period, if any, relating thereto contained in the Overlease. Each party shall promptly deliver to the other party copies of all notices, requests or demands which relate to the Premises or the use or occupancy thereof after receipt of same from Overlandlord.

(c) Sublandlord represents that as of the date hereof, Sublandlord (i) has not received nor sent any notice of default under the Overlease, (ii) has not received nor sent notice of any claims, offsets or defenses against the enforcement of the Overlease by either Sublandlord or Overlandlord, (iii) is the tenant under the Overlease, and (iv) has the full right and authority to execute, deliver and perform its obligations under this Agreement and this Agreement is a legal, valid and binding obligation of Sublandlord.

(d) Subtenant represents that as of the date hereof, (i) Subtenant is a duly organized and validly existing corporation, (ii) all requisite approvals necessary for the execution and delivery of this Agreement have been obtained by Subtenant, (iii) Subtenant has the full right and authority to execute, deliver and perform its obligations under this Agreement and this Agreement is a legal, valid and binding obligation of Subtenant; and that (iv) Subtenant has the funds to perform its obligations under Article 23 of this Agreement, and the financial stability to perform all of its other obligations under, and through out the term of, this Agreement

10. Services and Repairs.

(a) Notwithstanding anything to the contrary contained in this Agreement or in the Overlease, Sublandlord shall not be required to provide any of the services that Overlandlord has agreed to provide (or is required by law to provide), or furnish the electricity to the Premises that Overlandlord has agreed to furnish pursuant to the Overlease (or is required by law to furnish), or make any of the repairs or restorations that Overlandlord has agreed to make pursuant to the Overlease (or is required by law to make), or comply with any laws or requirements of any governmental authorities (except as otherwise expressly provided under the Overlease), or take any other action that Overlandlord has agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken, under the Overlease, but Sublandlord agrees to use commercially reasonable efforts, at Subtenant’s sole cost and expense, to obtain the same from Overlandlord (provided, however, that Sublandlord shall not be obligated to use such efforts or take any action which might give rise to a default under the Overlease), and Subtenant shall rely upon, and look solely to, Overlandlord for the provision, furnishing or making thereof or compliance therewith. If Sublandlord is entitled to any rental abatement, offset or credit under the Overlease by virtue of Overlandlord’s failure to provide the aforesaid services or electricity or its failure to make such repairs or restorations, then Subtenant shall be entitled to a corresponding abatement, offset or credit against its rental obligations hereunder.

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(b) If Overlandlord shall default in the performance of any of its obligations under the Overlease, as to the Premises (a) Sublandlord shall, upon request and at the expense of Subtenant, timely institute and diligently prosecute any action or proceeding which Subtenant, in its reasonable judgment, deems meritorious, in order to have Overlandlord make such repairs, furnish such electricity, provide such services or comply with any other obligation of Overlandlord under the Overlease or as required by law. Subtenant shall indemnify and hold harmless Sublandlord from and against any and all such claims arising from or in connection with such request, action or proceeding. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature, including, without limitation, reasonable attorneys’ fees and disbursements, incurred ha connection with any such claim, action or proceeding brought thereon. Subtenant shall not make any claim against Sublandlord for any damage which may arise, nor shall Subtenant’s obligations hereunder be diminished, by reason of (i) the failure of Overlandlord to keep, observe or perform any of its obligations pursuant to the Overlease, unless such failure is due to Sublandlord’s gross negligence or willful misconduct, or (ii) the acts or omissions of Overlandlord, its agents, contractors, servants, employees, invitees or licensees. The provisions of this Article 10 shall survive the expiration or earlier termination of the Term hereof.

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11. Consents. Intentionally deleted.

12. Termination of Overlease. If the Overlease is terminated by Overlandlord pursuant to the terms thereof with respect to all or any portion of the Premises prior to the Expiration Date for any reason (subject to the terms of any separate agreement entered into between Overlandlord and Subtenant, including the terms of the Consent), then this Agreement shall thereupon terminate with respect to any corresponding portion of the Premises, and Sublandlord shall not be liable to Subtenant by reason thereof. In the event of such termination, Sublandlord shall return to Subtenant that portion of the Rental paid in advance by Subtenant with respect to such portion of the Premises, if any, prorated as of the date of such termination.

13. Sublease, Not Assignment. Notwithstanding anything contained herein, this Agreement shall be deemed to be a sublease of the Premises and not an assignment, in whole or in part, of Sublandlord’s interest in the Overlease.

14. Damage, Destruction, Fire and other Casualty; Condemnation. Notwithstanding any contrary provision of this Agreement or the provisions of the Overlease herein incorporated by reference, Subtenant shall not have the right to terminate this Agreement as to all or any part of the Premises, or be entitled to an abatement of Rental, by reason of a casualty or condemnation affecting the Premises unless Sublandlord is entitled to terminate the Overlease or is entitled to a corresponding abatement with respect to its corresponding obligation under the Overlease. If Sublandlord is entitled to terminate the Overlease for all or any portion of the Premises by reason of casualty or condemnation, Subtenant may terminate this Agreement as to any corresponding part of the Premises by written notice to Sublandlord given at least five (5) business days prior to the date(s) Sublandlord is required to give notice to Overlandlord of such termination under the terms of the Overlease.

15. No Waivers. Failure by Sublandlord in any instance to insist upon the strict performance of any one or more of the obligations of Subtenant under this Agreement, or to exercise any election herein contained, shall in no manner be or be deemed to be a waiver by Sublandlord of any of Subtenant’s defaults or breaches hereunder or of any of Sublandlord’s rights and remedies by reason of such defaults or breaches, or a waiver or relinquishment for the future of the requirement of strict performance of any and all of Subtenant’s obligations hereunder. Further, no payment by Subtenant or receipt by Sublandlord of a lesser amount than the correct amount or manner of payment of Rental due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Sublandlord may accept any checks or payments as made without prejudice to Sublandlord’s right to recover the balance or pursue any other remedy in this Agreement or otherwise provided at law or equity. Failure by Subtenant in any instance to insist upon the strict performance of any one or more of the obligations of Sublandlord under this Agreement, or to exercise any election herein contained, shall in no manner be or be deemed to be a waiver by Subtenant of any of Sublandlord’s defaults or breaches hereunder or of any of Subtenant’s rights and remedies by reason of such defaults or breaches, or a waiver or relinquishment for the future of the requirement of strict performance of any and all of Sublandlord’s obligations hereunder.

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16. Notices. Any notice, statement, demand, consent, approval, advice or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Agreement or pursuant to any applicable law or requirement of public authority (collectively, “Communications”) shall be in writing and shall be deemed to have been properly given, rendered or made only if sent by (a) personal delivery, receipted by the party to whom addressed, (b) registered or certified mail, return receipt requested, posted in a United States post office station in the continental United States, or (c) by a nationally recognized overnight delivery company, in any such case addressed (i) to Subtenant at its address first above written, Attention: J. Todd Raymond, Esq., with a copy to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Chrysler Center, 666 Third Avenue, New York, New York 10017, Attention: Stephen J. Gulotta, Jr., and (ii) to Sublandlord at 14811 N. Kierland, Blvd, Suite 300, Scottsdale, AZ 85254 Attn: Lease Contract Administrator, and to XO Communications, Inc., 11111 Sunset Hills Road, Reston, Virginia, 20190, Attn: General Counsel. All such Communications shall be deemed to have been given, rendered or made (i) when delivered and receipted by the party to whom addressed, in the case of personal delivery, (ii) three (3) days after the day so mailed, or (iii) the next business day if made by nationally recognized delivery company for next business day delivery. Either party may, by notice as aforesaid actually received, designate a different address or addresses for Communications intended for it.

17. Indemnity.

(a) Subtenant shall not do or permit any act or thing to be done in or upon the Building, the Premises, the Common Area, or any portion of the Retained Ninth Floor Premises to which Subtenant has access pursuant to this Sublease, which may subject Sublandlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any requirement of law, and shall exercise such control over the Premises, the Common Area and such portion of the Retained Ninth Floor Premises, as the case may be, as to fully protect Sublandlord against any such liability. Subtenant shall indemnify and save harmless Sublandlord and the employees, agents, contractors and licensees of Sublandlord (collectively, the “Sublandlord Indemnitees”) from and against (a) all claims of whatever nature against the Sublandlord Indemnitees arising from any act, omission or negligence of Subtenant, its employees, agents, contractors and licensees (collectively, the “Subtenant Indemnitees”), (ii) all claims against the Sublandlord Indemnitees arising from any accident, injury or damage whatsoever caused by the Subtenant Indemnitees to any person or to the property of any person and occurring during the Term in or about the Premises, the Common Area or such portion of the Retained Ninth Floor Premises, and (iii) all claims against the Sublandlord Indemnitees arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Building, including within the Common Areas and such portion of the Retained Ninth Floor Premises, where such accident, injury or damage results from the act, omission or negligence of the Subtenant Indemnitees. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

(b) Sublandlord shall not do or permit any act or thing to be done upon the Premises, the Common Areas, or the portion of the Retained Ninth Floor Premises to which

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Subtenant has access pursuant to this Sublease, which may subject Subtenant to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any requirement of law, and shall exercise such control over the Premises, the Common Areas and such portion of the Retained Ninth Floor Premises as to fully protect Subtenant against any such liability. Sublandlord shall indemnify and save harmless the Subtenant Indemnitees from and against (i) all claims of whatever nature against the Subtenant Indemnitees arising from any act, omission or negligence of the Sublandlord Indemnitees, (ii) all claims against the Subtenant Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in or about the Premises, the Common Areas, or such portion of the Retained Ninth Floor Premises, and (iii) all claims against the Subtenant Indemnitees arising from any accident, injury or damage occurring outside of the Premises but anywhere within or about the Building, where such accident, injury or damage results from the act, omission or negligence of the Sublandlord Indemnitees. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

(c) If any claim, action or proceeding is made or brought against Sublandlord or Subtenant, as applicable, which claim, action or proceeding Subtenant or Sublandlord, as applicable, shall be obligated to indemnify any Sublandlord Indemnitee or Subtenant Indemnitee against, as the case may be, pursuant to the terms of this Agreement, then, upon demand by the party entitled to indemnification hereunder, the indemnifying party, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the indemnified party’s name, if necessary, by such attorneys as such indemnified party shall approve, which approval shall not be unreasonably withheld. Attorneys for Sublandlord’s or Subtenant’s insurer, as applicable, are hereby deemed approved for purposes of this Article 17. Notwithstanding the foregoing, such indemnified party may retain its own attorneys to defend or assist in defending any claim, action or proceeding involving potential liability of Five Million Dollars ($5,000,000) or more, and the indemnifying party shall pay the reasonable fees and disbursements of such attorneys, and the indemnifying party shall have no further obligation to defend such claim on behalf of the indemnified party. The provisions of this Article 17 shall survive the expiration or earlier termination of the Term hereof.

18. Subtenant’s Insurance. Subtenant shall procure and maintain, at its own cost and expense, such liability insurance as is required to be carried by Sublandlord under the Overlease, naming Sublandlord and the Overlandlord under the Overlease as additional insureds. Such insurance coverage shall be primary and non-contributory as to the Premises. Subtenant shall also procure and maintain, at its own cost and expense, such property insurance as is required to be carried by Sublandlord under the Overlease to the extent such property insurance pertains to the Premises. Subtenant is required to procure and maintain at its own cost and expense other types of insurance required of Sublandlord under the Overlease which relate in any way to the Premises. Subtenant shall furnish to Sublandlord a certificate of Subtenant’s insurance required hereunder not later than ten (10) days prior to Subtenant’s taking possession of the Subleased Premises. Each party hereby waives claims against the other for property damage provided such waiver shall not invalidate the waiving party’s property insurance; each

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party shall obtain from its insurance carrier a waiver of its right of subrogation. Subtenant hereby waives claims against the Overlandlord under the Overlease and Sublandlord for property damages to the Premises or its content if and to the extent that Sublandlord waives such claims against the Overlandlord under the Overlease. Subtenant agrees to obtain, for the benefit of Sublandlord and the Overlandlord under the Overlease, such waivers of subrogation rights from its insurer as are required of Sublandlord under the Overlease. In addition to any requirements applicable to Subtenant under the Overlease related to the procurement and maintenance of insurance, Subtenant shall maintain comprehensive public liability insurance against claims for personal injury, bodily injury, wrongful death and property damage occurring on, in or about the Subleased Premises, affording insurance protection to limits of not less than a combined single limit of $5,000,000. Subtenant shall also maintain insurance in reasonable amounts to cover the replacement value of Subtenant’s personal property located within the Subleased Premises, including without limitation coverage for any equipment, furniture or other personal property made available for Subtenant’s use pursuant to this Sublease.

19. Broker. Each party hereto covenants, warrants and represents to the other party that it has had no dealings, conversations or negotiations with any broker other than Williams Real Estate Co. Inc. (“Broker”) concerning the execution and delivery of this Agreement. Each party hereto agrees to indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and disbursements, arising out of its respective representations and warranties contained in this Article 19 being untrue. Sublandlord shall pay any brokerage commissions due to Broker pursuant to a separate agreement between Sublandlord and Broker. The provisions of this Article 19 shall survive the expiration or earlier termination of the Term hereof.

20. Assignment, Subletting and Mortgaging.

(a) Subtenant shall not assign, sell, transfer (whether by operation or law or otherwise), pledge, mortgage or otherwise encumber this Agreement or any portion of its interest in the Premises, nor sublet all or any portion of the Premises or permit any other person or entity to use or occupy all or any portion of the Premises, without the prior written consent of Overlandlord. Upon the request of Subtenant, Sublandlord, at Subtenant’s sole cost and expense, shall request the consent of Overlandlord and cooperate with Subtenant in obtaining any consent.

(b) If this Agreement be assigned, or if the Premises or any part thereof be sublet (whether or not Sublandlord and Overlandlord shall have consented thereto), Sublandlord, after default by Subtenant in its obligations hereunder, may collect rent from the assignee or subtenant and apply the net amount collected to the Rental herein reserved, but no such assignment or subletting shall be deemed a waiver of the covenant set forth in this Article 20, or the acceptance of the assignee or subtenant as a tenant, or a release of Subtenant from the further performance and observance by Subtenant of the covenants, obligations and agreements on the part of Subtenant to be performed or observed herein. The consent by Overlandlord to an assignment, sale, pledge, transfer, mortgage or subletting shall not in any way be construed to relieve Subtenant from obtaining the express consent in writing, to the extent required by this Agreement or the Overlease, of Overlandlord to any further assignment, sale, pledge, transfer, mortgage or subletting.

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21. Miscellaneous.

(a) This Agreement contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Agreement. Any agreement hereafter made shall be ineffective to change, modify or discharge this Agreement in whole or in part unless such agreement is in writing and signed by the parties hereto. No provision of this Agreement shall be deemed to have been waived by Sublandlord or Subtenant unless such waiver be in writing and signed by Sublandlord or Subtenant, as the case may be. The covenants and agreements contained in this Agreement shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns.

(b) In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement shall be unaffected thereby.

(c) The paragraph headings appearing herein are for purposes of convenience only and are not deemed to be a part of this Agreement.

(d) Capitalized terms used herein shall have the same meanings as are ascribed to them in the Overlease, unless otherwise expressly defined herein.

(e) Neither the partners comprising Sublandlord (if Sublandlord is a partnership), nor the shareholders, partners, directors or officers of Sublandlord or any of the foregoing (collectively, the “Sublandlord Parties”) shall be liable for the performance of Sublandlord’s obligations under this Agreement. Subtenant shall look solely to Sublandlord to enforce Sublandlord’s obligations hereunder and shall not seek damages against any of the Sublandlord Parties. Subtenant shall look only to the assets of Sublandlord for the satisfaction of Subtenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Sublandlord in the event of any default by Sublandlord hereunder, and no property or assets of the Sublandlord Parties shall be subject to levy, execution or other enforcement procedure for the satisfaction of Subtenant’s remedies under or with respect to this Agreement, the relationship of Sublandlord and Subtenant hereunder or Subtenant’s use or occupancy of the Premises.

(f) Neither the partners comprising Subtenant (if Subtenant is a partnership), nor the shareholders, partners, directors or officers of Subtenant or any of the foregoing (collectively, the “Subtenant Parties”) shall be liable for the performance of Subtenant’s obligations under this Agreement. Sublandlord shall look solely to Subtenant to enforce Subtenant’s obligations hereunder and shall not seek damages against any of the Subtenant Parties. Sublandlord shall look only to the assets of Subtenant for the satisfaction of Sublandlord’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Subtenant in the event of any default by Subtenant hereunder, and no property or assets of the Subtenant Parties shall be subject to levy, execution or other enforcement procedure for the satisfaction of Sublandlord’s remedies under or with respect to this Agreement or the relationship of Sublandlord and Subtenant hereunder.

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(g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

22. Security.

(a) Subject to the terms of this Article 22, Subtenant, on the date that the Consent shall have been obtained, shall deposit with Sublandlord, as security for the performance of Subtenant’s obligations under this Agreement, an amount in cash equal to One Hundred Sixty Two Thousand One Hundred Seventy Five Dollars and no/100 Cents ($162,175.00) (the “Cash Security Deposit”). Sublandlord shall deposit the Cash Security Deposit in a non interest-bearing account at a bank designated from time to time by Sublandlord.

(b) If a default occurs and is continuing under this Agreement following the giving of any required notice and the expiration of any applicable grace periods, then Sublandlord may apply the whole or any part of the Cash Security Deposit (i) to the payment of any Rental that then remains unpaid, or (ii) to any damages that Sublandlord incurs by reason of such default beyond any applicable notice and cure period. If Sublandlord so applies any part of the Cash Security Deposit, then Subtenant, upon demand, shall deposit with Sublandlord the cash amount so applied so that Sublandlord has the full amount of the required security at all times during the Term. Neither Sublandlord nor Subtenant shall assign or encumber or attempt to assign or encumber the Cash Security Deposit. Nothing contained in this Article 22 limits Sublandlord’s rights or remedies in equity, at law or as otherwise set forth herein. Sublandlord shall return to Subtenant the Cash Security Deposit (or the unapplied portion thereof, as the case may be) within thirty (30) days after Subtenant performs all of the obligations of Subtenant hereunder upon the expiration or earlier termination of the Term.

23. Sale and Purchase of Equipment. The parties agree to buy and sell the assets (“Assets”) described on Schedule “A” attached hereto and made a part hereof, on the terms and conditions set forth herein

(a) Upon the Commencement Date, Subtenant shall deliver to Sublandlord:

(i) the sum of Eight Hundred Thousand Dollars and 00/100 Cents ($800,000.00) (the “Asset Price”) by wire transfer to that certain bank account whose details are set forth in Schedule II; and

(ii) the Bill of Sale, in the form attached as Exhibit C (“Bill of Sale”) signed by Subtenant.

(b) Upon the Commencement Date, Sublandlord shall deliver to Subtenant:

(i) the Bill of Sale, signed by Sublandlord; and

(ii) certificates of title (if any) to the Assets.

(c) Within a reasonable time, but no later than 10 business days, following receipt of the Asset Price, Sublandlord shall:

(i) assign to Subtenant any and all guaranties, warranties, certificates, rights and privileges relating to the Assets, if any, and to the extent in effect on the Closing Date; and

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(ii) deliver to Subtenant any documentation and manuals related to the Assets; and

(iii) pay any and all sales taxes or other transaction related taxes due in connection with the sale of the Assets to Subtenant.

(d) Sublandlord conveys the Assets to Subtenant in their “as is”, “where-is” condition, without any representation or warranty of any kind or nature whatsoever, except Sublandlord represents and warrants that it owns the Assets free and clear of all liens, charges and encumbrances and that the Bill of Sale shall transfer good and marketable title thereto, free and clear of all liens, charges and encumbrances whatsoever.

(e) This Agreement is, and the parties respective obligations hereunder are, conditional upon the satisfactory performance of the other party’s obligations as set forth in this Article 23.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement of Sublease as of the day and year first above written.

XO COMMUNICATIONS SERVICES, INC., Sublandlord

By:	/s/ Deborah Landesman
Name:	Deborah Landesman
Title:	Vice President, National Real Estate

COLO PROPERTIES, INC., Subtenant

By:	/s/ Rory J. Cutaia
Name:	Rory J. Cutaia
Title:	President & CEO

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